UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ENERGY TRANSFER LP

(Exact name of registrant as specified in its charter)

Delaware	30-0108820
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8111 Westchester Drive, Suite 600,

Dallas, Texas 75225

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series I Fixed Rate Perpetual Preferred Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

333-274526

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Descriptions of the Series I Fixed Rate Perpetual Preferred Units (the “Series I Preferred Units”) representing limited partner interests in Energy Transfer LP (the “Registrant”) are set forth under the captions “Comparison of Rights of Energy Transfer Common Unitholders, New ET Preferred Unitholders, Crestwood Common Unitholders and Crestwood Preferred Unitholders,” “Description of New ET Preferred Units” and “Material U.S. Federal Income Tax Consequences of ET Unit Ownership” in the Registrant’s prospectus forming part of its Registration Statement on Form S-4 (No. 333-274526), originally filed with the Securities and Exchange Commission (the “SEC”) on September 14, 2023 and declared effective by the SEC on September 29, 2023, and which descriptions are incorporated herein by reference. The summary descriptions of the Series I Preferred Units do not purport to be complete and are qualified in their entirety by reference to the exhibits, which are hereby incorporated herein and may be amended from time to time.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description of the Exhibit

1	Registration Statement on Form S-4 (Registration No. 333-274526), filed September 27, 2023 (incorporated herein by reference).

2	Certificate of Limited Partnership of Energy Transfer Equity, L.P. (incorporated by reference to Exhibit 3.2 of Form S-1, File No. 333-128097, filed September 2, 2005).

3	Certificate of Amendment of Certificate of Limited Partnership of Energy Transfer Equity L.P. (incorporated by reference to Exhibit 3.1 of Form 8-K, File No. 1-32740, filed October 19, 2018).

4	Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P., dated February 8, 2006 (incorporated by reference to Exhibit 3.1 of Form 8-K, File No. 1-32740, filed February 14, 2006).

5	Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P., dated November 1, 2006 (incorporated by reference to Exhibit 3.3.1 of Form 10-K, File No. 1-32740, filed November 29, 2006).

6	Amendment No. 2 to Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P., dated November 9, 2007 (incorporated by reference to Exhibit 3.3.2 of Form 8-K, File No. 1-32740, filed November 13, 2007).

7	Amendment No. 3 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P., dated May 26, 2010 (incorporated by reference to Exhibit 3.1 of Form 8-K, File No. 1-32740, filed June 2, 2010).

8	Amendment No. 4 to Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P., dated December 23, 2013 (incorporated by reference to Exhibit 3.1 of Form 8-K, File No. 1-32740, filed December 27, 2013).

9	Amendment No. 5 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P., dated March 8, 2016 (incorporated by reference to Exhibit 3.1 of Form 8-K, File No. 1-32740, filed March 9, 2016).

10	Amendment No. 6 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P., dated October 19, 2018 (incorporated by reference to Exhibit 3.2 of Form 8-K, File No. 1-32740, filed October 19, 2018).

11	Amendment No. 7 to Third Amended and Restated Agreement of Limited Partnership of Energy Transfer LP, dated as of August 6, 2019 (incorporated by reference to Exhibit 3.10 to Form 10-Q, File No. 1-32740, filed August 8, 2019)

12	Amendment No. 8 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer LP , dated April 1, 2021 (incorporated by reference to Exhibit 3.1 of Form 8-K (File No. 1-32740) filed April 2, 2021)

13	Amendment No. 9 to Third Amended and Restated Agreement of Limited Partnership of Energy Transfer LP, dated June 15, 2021 (incorporated by reference to Exhibit 3.1 of Form 8-K (File No. 1-32740) filed June 15, 2021)

14	Form of Amendment No. 10 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer LP (incorporated by reference to Exhibit 3.13 of Form S-4 (File No. 333-274526) filed September 27, 2023)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ENERGY TRANSFER LP

	By:	LE GP, LLC
its General Partner

Date: November 2, 2023	By:	/s/ Dylan A. Bramhall
	Name:	Dylan A. Bramhall
	Title:	Group Chief Financial Officer